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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the use of our report dated October 14, 2003, with respect to the financial statements of Mobile Reach International, Inc. included in the Current Report on Form 8-K/A of Mobile Reach International, Inc. dated October 14, 2003, filed with the Securities and Exchange Commission.


                                        /s/ Scharf Pera & Co., PLLC


Charlotte, North Carolina
October 14, 2003